EXHIBIT 10.63

“THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS SECURITY HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THIS SECURITY HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR REGISTERED OR QUALIFIED UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

FORM OF WARRANT

COMSTOCK HOLDING COMPANIES, INC.

WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. [ ]	50,000 Shares

THIS CERTIFIES that, for value received, Comstock Holding Companies, Inc., a Delaware corporation (the “Company”), upon the surrender of this Warrant to the Company at the address specified herein, at any time during the Exercise Period (as defined below) will upon receipt of the Exercise Price (as defined below), sell and deliver to Comstock Development Services, LC (the “Holder”), up to the number of duly authorized, validly issued and fully paid and nonassessable shares of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”), set forth above, as appropriately adjusted pursuant to Section G. The term “Common Stock” shall mean the aforementioned common stock of the Company together with any other equity securities that may be issued by the Company in connection therewith or in substitution therefor, as provided herein, that is not limited as to final sum or percentage in respect of the rights of the holders thereof to participate in dividends or in distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. The “Exercise Period” shall begin on the date six months from the date hereof and shall end on October 13, 2017. During the Exercise Period and subject to the restrictions set forth in Section D, the Holder may purchase such number of shares of Common Stock at a purchase price per share equal to the average of the closing stock price of the 20 trading days preceding execution of this Warrant which is shown on Schedule A hereto, and as appropriately adjusted pursuant to Section G (the “Exercise Price”).

The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares.”

Section A.     Exercise of Warrant. Subject to the terms and conditions of this Warrant and applicable securities laws, the purchase right represented by this Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office at 1886 Metro Center Dr., 4th Floor, Reston, Virginia 20190 (or at such other address in the United States of America as the Company may hereafter designate in writing to the Holder), with the Notice of Exercise, contained herein as Exhibit A, duly executed and accompanied by a wire transfer of immediately available funds, cash or a certified or official bank check drawn to the order of “Comstock Holding Companies, Inc.” in the amount of the Exercise Price multiplied by the number of Warrant Shares specified in such form. The Exercise Price may also be paid in whole or in part, by delivery of such a Notice of Exercise and shares of Common Stock owned by the Holder having an aggregate Fair Market Value (as defined below) on the last business day ending immediately prior to the exercise date equal to the portion of the aggregate Exercise Price being paid in such shares. In addition, each Warrant may be exercised, pursuant to a cashless exercise by providing irrevocable instructions to the Company, through delivery of a Notice of Exercise with an appropriate reference to this Section A as set forth below in this Section A. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, promptly execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and such Notice of Exercise, in proper form for exercise, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Notice of Exercise; provided, however, that if the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the stock transfer books of the Company are open. Any new or substitute Warrant issued under this Section A, or any other provision of this Warrant, shall be dated the date of this Warrant. Upon exercise of this Warrant, the Company shall, as soon as possible and in any event within 30 days after such exercise, cause to be issued and shall promptly deliver upon written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the Warrant Shares. If the Company fails to deliver to the Holder such certificate or certificates representing the Warrant Shares pursuant to this Section A by the 30th business day after exercise hereof, then, without limiting any of its other rights or remedies, the Holder will have the right to rescind such exercise in its sole discretion.

Notwithstanding the foregoing, in the event that at any time, the Holder elects to exercise all or any part of this Warrant, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Fair Market Value;

(B) = the Exercise Price of this Warrant, as adjusted (to the date of such calculation); and

(X) = the number of Warrant Shares issuable in accordance with the terms of this Warrant for which a cashless exercise has been requested (which shall be zero if B equals or exceeds A).

The “Fair Market Value” of a share of Common Stock on any day means (a) if the principal market for the Common Stock is The Nasdaq Stock Market or any other national securities exchange, the average of the closing stock price of the 20 trading days preceding such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (b) if the principal market for the Common Stock is not a national securities exchange or The Nasdaq Stock Market and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the average of the mean between the closing bid and the closing asked prices for the Common Stock of the 20 trading days preceding such day as quoted on such System, or (c) if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the average of the mean between the highest bid and lowest ask prices for the Common Stock of the 20 trading days preceding such day as reported by the National Quotation Bureau, Inc.; provided, that if none of (a), (b) or (c) above is applicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by a generally recognized source selected by the Board of Directors of the Company reasonably acceptable to the Holder.

In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise of this Warrant on or before the 30th business day following such exercise, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit the Holder’s right to pursue any other rights or remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver a certificate or certificates representing the Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

Section B.     Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be validly issued, fully paid and nonassessable, and free and clear from all liens and all contractual restrictions and preemptive rights with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

Section C.     Warrant Register; Transfer and Exchange. The Company will maintain a register containing the names and addresses of each Holder of this Warrant. Any registered Holder may change such registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the warrant register and at the address shown on the warrant register. Until any transfer of this Warrant is made in the warrant register, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. This Warrant may not be transferred or assigned without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). Subject to the provisions of this Warrant with respect to compliance with the Act, this Warrant and all rights hereunder may be transferred by Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company, upon surrender of this Warrant with a properly executed assignment in the form of Exhibit B hereto (the “Assignment Form”) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. If this Warrant should be transferred in part only, the Company shall, upon surrender of this Warrant, promptly execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.

Section D.    Compliance with Securities Laws. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Act, covering the disposition or sale of this Warrant or the Warrant Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, the Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Warrant Shares, as the case may be, unless either (a) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition, or (b) the sale of such securities is made pursuant to Rule 144 under the Act. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that (i) it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Act; (ii) any Warrant Shares shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; (iii) that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; (iv) that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; (v) that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the registered the Holder) and will be “restricted securities” within the meaning of Rule 144 under the Act and that the exemption from registration under Rule 144 will not be available until the applicable holding period has been satisfied and unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (vi) that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Warrant Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (A) such Warrant Shares are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company (as defined below)), (B) such Warrant Shares are eligible for sale under Rule 144 free from any volume or other restrictions, or (C) if such legend is not required under applicable requirements of the Act (including controlling judicial interpretations and pronouncements issued by the SEC).

Section E.     Lost, Mutilated or Missing Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory unsecured indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company, at its expense, shall execute and deliver a new Warrant of like tenor and date.

Section F.     Rights of the Holder. Subject to applicable law, the Holder shall not, by virtue hereof, be entitled to any rights or subject to any obligation or liability of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant, except to the extent the Holder has duly exercised this Warrant.

Section G.     Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

1.    Subdivision and Combination. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number or combine into a smaller number, the number of Warrant Shares and the Exercise Price shall forthwith be proportionately decreased in the event of subdivision or increased in the event of combination.

2.    Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section G, the number of securities issuable upon the exercise of this Warrant shall be adjusted to the nearest full amount by multiplying (a) a number equal to the Exercise Price in effect immediately prior to such adjustment by (b) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

3.    Merger or Consolidation. In the event that at any time or from time to time after the date hereof, (a) the Company shall (i) effect a reorganization, (ii) consolidate with or merge into any other person, or (iii) sell, transfer or otherwise dispose of all or substantially all of its properties or assets or (b) more than 50% of the voting equity securities of the Company (whether issued and outstanding, newly issued, from treasury, or any combination thereof) is acquired by any other person or group under any plan or arrangement contemplating the consolidation or merger, sale, transfer or disposition, or dissolution of the Company (each, a “Trigger Event”), the corporation or entity formed by or resulting from such consolidation or merger or the recipient of such properties, assets or equity securities shall execute and deliver to the Holder a supplemental warrant agreement whereby the Holder shall thereafter be entitled to purchase pursuant to such supplemental warrant agreement (in lieu of the number of Warrant Shares which the Holder would have been entitled to purchase immediately prior to such Trigger Event) the kind and number of shares of stock or other securities or property to which the Holder would have been entitled upon such Trigger Event if the Holder had exercised this Warrant in full immediately prior to such Trigger Event and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise , at an aggregate purchase price equal to that which would have been payable if such number of Warrant Shares had been purchased immediately prior thereto. In case of any such Trigger Event, lawful, adequate and appropriate provision shall be made with respect to the rights and interests thereafter of the Holder such that all the provisions of each Warrant shall thereafter be applicable, as nearly as practicable, to such stock or other securities (“Replacement Securities”) and/or property thereafter deliverable upon the exercise of each Warrant. The supplemental warrant agreement shall contain the express assumption by such successor corporation or entity of the due and punctual performance and observation of every provision of each Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder and thereunder. Upon consummation of any such transaction, the term “Common Stock” as used herein, shall be deemed to mean, as appropriate, such Replacement Securities and/or property, including without limitation, the definition of Warrant Shares as used herein.

4.    No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

(a)    if the amount of said adjustment shall be less than one cent ($.01) per share of Common Stock issuable upon exercise of this Warrant; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($.01) per share of Common Stock issuable upon exercise of this Warrant;

(b)    based upon the issuance of Common Stock to employees, consultants or directors pursuant to the Company’s 2004 Long-Term Incentive Compensation Plan (as may be amended from time to time);

(c)    based upon the issuance of equity securities of the Company in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity; provided that such transaction, and the issuance of shares in connection therewith, (i) has been approved by a majority of the Board of Directors of the Company and (ii) is on commercially reasonable terms and does not involve an Affiliate (as defined in the Amended and Restated Indenture, dated as of March 14, 2008, between the Company and Wells Fargo Bank, N.A., as may be amended from time to time); or

(d)    based upon the issuance of equity securities of the Company issued or issuable to banks or similar institutional credit financing sources pursuant to a debt financing or similar transaction; provided that such transaction, and the issuance of shares in connection therewith, is on commercially reasonable terms and does not involve an Affiliate.

5.    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section G, the Company, at its own expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

Section H.    Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but in lieu of such fractional shares the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Exercise Price paid by the Holder for one Warrant Share upon such exercise.

Section I.     Notices of Certain Events. In the event of:

1.    any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party or of the conveyance or transfer of all or substantially all of the properties and assets of the Company;

2.    the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

3.    any other actions would require an adjustment under Section G,

the Company will cause to be mailed to the Holder, at least ten business days before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined, or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up. Nothing herein shall prevent the Holder from exercising this Warrant during such 10 business day period.

Section J.     Listing on Securities Exchanges. Subject to the restrictions on the securities stated herein, the Company will list on The Nasdaq Stock Market and each national securities exchange on which any Common Stock may at any time be listed all shares of Common Stock from time to time issuable upon the exercise of this Warrant, subject to official notice of issuance upon the exercise of this Warrant, and will maintain such listing so long as any other shares of its Common Stock are so listed; and the Company shall so list on The Nasdaq Stock Market and each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class are listed on The Nasdaq Stock Market and such national securities exchange by the Company. Any such listing will be at the Company’s expense.

Section K.     Successors. All of the provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

Section L.     Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section M.     Amendments. Except as otherwise provided herein, the terms and provisions of this Warrant may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except by written consent of the Company and the Holder.

Section N.     Notices. Unless otherwise provided in this Warrant, all notices, requests, consents and other communications hereunder shall be in writing, shall be sent by first-class U.S. Mail or a nationally recognized overnight express courier postage prepaid, and shall be deemed given five business days after being sent by U.S. mail and one business day after being sent by such courier, or if delivered by hand shall be deemed given on the date of such delivery to such party, or if sent to such party (in the case of a Holder) at its address in the warrant register that will be maintained by the Company or its agent in accordance with Section B hereof or (in the case of the Company) at its address set forth above, Attention: Chief Financial Officer, or to such other address as is designated by written notice, similarly given to each other party hereto.

Section O.     Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State as applied to contracts made and to be performed in Delaware between Delaware residents.

Section P.    Closing of Books. The Company shall at no time close its transfer books against the transfer of any shares issued or issuable upon the exercise of this Warrant in a manner that interferes with the timely exercise of this Warrant.

Section Q.    Severability. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

Section R.     Counterparts.    This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of                 ,             .

COMSTOCK HOLDING COMPANIES, INC.

By:

Name:
Title: Chief Executive Officer

SCHEDULE A

[NOTE: PLEASE INSERT PRICES INTO SCHEDULE A.]

EXHIBIT A

NOTICE OF EXERCISE

Date:                     , 20

The undersigned hereby elects to exercise this Warrant to purchase          shares of Common Stock and herewith:

☐    makes a cash payment of $                , representing the full purchase price for such shares at the price per share provided for in such Warrant.

☐    delivers             shares of Common Stock having a Fair Market Value as of the last trading day preceding the date hereof of $            , representing the full purchase price for such shares at the price per shares provided for in such Warrant.

☐    acquires in a cashless exercise             shares of Common Stock pursuant to the terms of Section A of such Warrant.

Warrant Shares shall be delivered to the following address:

The undersigned represents that (i) it is an “accredited investor” as defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended, and (ii) the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except as in compliance with applicable securities laws.

[Holder’s Name]

By:

Name:
Title:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant for the purchase of shares of Common Stock of Comstock Holding Companies, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address/ Number	No. of Shares

and does hereby irrevocably constitute and appoint                         attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment thereof, the Assignee acknowledges that the attached Warrant and the shares of stock to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell, or otherwise dispose of the attached Warrant or any shares of stock to be issued on exercise thereof, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of the attached Warrant, the Assignee shall, if requested by the Company, confirm in writing, in form satisfactory to the Company, that the shares of stock so purchase are being acquired for investment and not with a view toward distribution or resale.

Dated:	Signature:

Dated:	Witness: